UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      July 25, 2016

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is being furnished under Item 2.02 - Results of Operations and Financial Condition.

On July 25, 2016, Las Vegas Sands Corp. (the “Company”) issued a press release announcing its results of operations for the second quarter ended June 30, 2016. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this item.

Within the Company’s second quarter 2016 press release, the Company makes reference to certain non-GAAP financial measures including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable accounting principles generally accepted in the United States of America ("GAAP") financial measures along with “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The Company believes that these measures represent important internal measures of financial performance. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G, Item 10(e) from Regulation S-K and Item 2.02 of Form 8-K. The specific reasons why the Company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition, results of operations and cash flows are set forth in the press release.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
99.1	Press Release, dated July 25, 2016

 INDEX TO EXHIBITS

99.1	Press Release, dated July 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 25, 2016

LAS VEGAS SANDS CORP.

By:	/s/ Patrick Dumont
	Name:	Patrick Dumont
	Title:	Executive Vice President and Chief Financial Officer